Exhibit 99.1

Thorne HealthTech Reports Second Quarter 2023 Results

Record Net Sales With Growth of 33.1%; Raises Full-Year Guidance Midpoints for Net Sales and Gross Margin

NEW YORK, August 8, 2023 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech”, “Thorne” or the “Company”) (NASDAQ: THRN), a leader in delivering personalized, innovative solutions that empower individuals to live healthier, longer lives, today announced its financial results for the second quarter ended June 30, 2023.

Second Quarter Highlights:

•
Net sales grew 33.1% year-over-year to $72.7 million, with direct-to-consumer (“DTC”) sales growth of 39.3%
•
Gross profit grew 35.7% year-over-year to $40.6 million; gross profit as a % of net sales increased year-over-year to 55.9%.
•
Net income attributable to Thorne HealthTech, Inc. of $4.4 million; adjusted EBITDA1 of $12.5 million
•
Diluted earnings per share (“EPS”) of $0.08; adjusted diluted EPS1 of $0.15
•
Raises midpoints of full-year 2023 guidance ranges for each of net sales and gross profit as a % of net sales, resulting in updated guidance ranges for net sales of $285 million to $290 million and gross profit as a % of net sales of 50% to 52%
•
Raises full-year 2023 guidance range for adjusted EPS1 to $0.26 to $0.32 based on updated estimated applicable statutory tax rates in the second quarter
•
At-home blood sampling device earned CE (Conformite Europeenne) Mark certification in the European Union

1Adjusted EBITDA and adjusted diluted EPS are non-GAAP measures. Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings EPS are provided in the “Non-GAAP Financial Measures” section of this press release.

“The Company delivered another strong financial performance in the second quarter, achieving record net sales and adjusted EBITDA,” said Paul Jacobson, Thorne HealthTech’s chairman and CEO. “Robust demand for our premium wellness offerings resulted in 33 percent sales growth, with favorable gross margin contributions from direct-to-consumer channel strength, pricing, product rationalization, and lower overhead. Looking ahead to the second half of the year, with our plant expansion on track, the core business is well positioned for continued momentum as we drive innovation into the product portfolio and increase brand awareness through our recently launched marketing campaign. As a result, we are raising the midpoints of our guidance ranges for sales and gross margin.”

Net Sales

The following tables provide a summary of sales by channel for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
DTC	$36,800	$26,425	$10,375	39.3%	50.6%	48.4%
Professional/B2B (1)	35,915	28,216	7,699	27.3%	49.4%	51.6%
Net Sales (2)	$72,715	$54,641	$18,074	33.1%	100.0%	100.0%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
DTC	$70,617	$50,416	$20,201	40.1%	51.2%	46.4%
Professional/B2B (1)	67,336	58,255	9,081	15.6%	48.8%	53.6%
Net Sales (2)	$137,953	$108,671	$29,282	26.9%	100.0%	100.0%

(1) “Professional” generally means the Company’s network of health professionals; and “B2B” generally means business-to-business customers.

(2) As disclosed in prior quarters, we reclassified certain amounts in the condensed consolidated statements of operations as a result of certain immaterial classification errors related to prior interim periods. For the three months ended June 30, 2022, such reclassification reflected a decrease of $1.4 million to net sales, a decrease of

$1.4 million to marketing expenses, and a net decrease of $0 to selling, general, and administrative expenses. For the six months ended June 30, 2022, such reclassification reflected a decrease of $2.1 million to net sales, a decrease of $2.4 million to marketing expenses, and a net increase of $0.3 million to selling, general, and administrative expenses. There was no impact of the reclassification adjustments to the balance sheets, statements of cash flows or key operating measures such as operating income, net income, adjusted EBITDA, adjusted net income, earnings per share or adjusted earnings per share for any period as a result of the reclassifications.

The following table provides a summary of the Company’s annual life-time value (“LTV”) to customer acquisition cost (“CAC”) ratio for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
LTV to CAC (3)	4.0x	1.8x	3.7x	2.7x

(3) Refer to the “Key Financial and Operating Data” section below.

As of June 30, 2023, the number of active subscriptions on Thorne.com grew 60.2% to 163,374, compared to 101,976 as of June 30, 2022. Information on our subscriptions on Amazon.com as of June 30, 2023 was not made available on the Amazon.com platform due to certain technical challenges with its data reporting. Refer to the “Key Financial and Operating Data” section below for further detail regarding key financial and operating metrics.

Cost of Sales and Gross Profit

The following tables provide a summary of cost of sales and gross profit for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
Net sales	$72,715	$54,641	$18,074	33.1%	100.0%	100.0%
Cost of sales	32,077	24,704	7,373	29.8%	44.1%	45.2%
Gross profit	$40,638	$29,937	$10,701	35.7%	55.9%	54.8%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
Net sales	$137,952	$108,671	$29,281	26.9%	100.0%	100.0%
Cost of sales	63,041	49,255	13,786	28.0%	45.7%	45.3%
Gross profit	$74,911	$59,416	$15,495	26.1%	54.3%	54.7%

For the three and six months ended June 30, 2023, the increase in gross profit as a percentage of net sales was primarily from (i) increase in net sales and (ii) lower overhead costs. These increases were partially offset by certain higher cost of raw material as we sell through our higher priced inventory.

Operating Expenses

The following tables provide a summary of selected operating expenses for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022:

	Three Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
Research and development	$1,506	$1,744	$(238)	-13.6%	2.1%	3.2%
Marketing	10,038	15,841	(5,803)	-36.6%	13.8%	29.0%
Selling, general and administrative	22,471	18,505	3,966	21.4%	30.9%	33.9%

	Six Months Ended June 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2023	2022	$ Change	% Change	2023	2022
(dollars in thousands)
Research and development	$3,278	$3,711	$(433)	-11.7%	2.4%	3.4%
Marketing	18,976	20,642	(1,666)	-8.1%	13.8%	19.0%
Selling, general and administrative	46,048	36,433	9,615	26.4%	33.4%	33.5%

The decrease in marketing and marketing expense for three and six months ended June 30, 2023 was in line with planned spending targets, ahead of a significant marketing campaign that started in late July, which is intended to increase brand awareness and highlight the long-term value of the benefits of Thorne’s portfolio of offerings. The increase in selling, general and administrative expenses for three and six months ended June 30, 2023 was primarily due to (i) increased selling costs associated with the increase in net sales and (ii) increased employee compensation costs.

Net Income and Diluted EPS

The following tables provide a summary of net income attributable to Thorne HealthTech, Inc., adjusted EBITDA, adjusted net income (loss), diluted EPS and adjusted diluted EPS for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022:

	Three Months Ended June 30,
	Amounts		Year-Over-Year
	2023	2022	$ Change
(dollars in thousands, except per share amounts)
Net income (loss) attributable to Thorne HealthTech, Inc.	$4,446	$(5,591)	$10,037
Adjusted EBITDA	12,535	(1,336)	13,870
Adjusted net income (loss)	8,048	(2,602)	10,650
Diluted EPS	$0.08	$(0.11)	$0.19
Adjusted diluted EPS	$0.15	$(0.05)	$0.20

	Six Months Ended June 30,
	Amounts		Year-Over-Year
	2023	2022	$ Change
(dollars in thousands, except per share amounts)
Net income (loss) attributable to Thorne HealthTech, Inc.	$4,044	$(612)	$4,655
Adjusted EBITDA	18,655	7,425	11,230
Adjusted net income	11,130	4,048	7,082
Diluted EPS	$0.08	$(0.01)	$0.09
Adjusted diluted EPS	$0.21	$0.08	$0.13

Financial Position

As of June 30, 2023, the Company had $17.1 million in unrestricted cash and cash equivalents, $15.2 million of restricted cash associated with our plant expansion, and $15.0 million of debt outstanding, inclusive of $2.9 million attributable to equipment financing and note payable of $0.1 million. In addition, as of June 30, 2023, the Company had $30.1 million of available borrowing capacity on its revolving line of credit, with an option for an additional $15 million subject to agreement by the lender. With the combination of restricted cash, existing equipment financing arrangements and funds from a tenant improvement allowance, the Company does not currently expect additional borrowings under its revolving line of credit in connection with the previously announced ongoing plant expansion, which started in the third quarter of 2022 and is projected to be fully operational by the end of the first quarter of 2024

Financial Guidance

The Company is raising the midpoints of its full-year 2023 guidance ranges for each of net sales and gross profit as a percentage of net sales. The Company is also raising its full-year 2023 guidance range for adjusted EPS based on updating its estimate of applicable statutory rates during the second quarter, as described below. The Company is reaffirming its prior guidance range for adjusted EBITDA. Accordingly, the following table presents the Company’s updated full-year 2023 guidance and the corresponding growth rates over full-year 2022 results at the low and high ends of the guidance ranges for each measure:

	Updated Full-Year Guidance		Prior Guidance
	Low - High	Low - High (Y/Y%)	Low - High
Net sales	$285 million - $290 million	24.6% - 26.8%	$280 million - $290 million
Gross profit as a % of net sales	50% - 52%	—	49% - 52%
Adjusted EBITDA	$30 million - $32 million	22.4% - 30.6%	$30 million - $32 million
Adjusted diluted EPS	$0.26 - $0.32	(18.8%) - 0%	$0.25 - $0.31

The Company’s updated full-year guidance assumes the following:

•
Marketing expenses of between 14% and 15% of net sales, an increase from the prior range of between 13% and 15%, with the highest spend expected during the third quarter in connection with the Company’s recently launched marketing campaign
•
Adjusted diluted EPS guidance also assumes: (i) depreciation and amortization of approximately 2.5% of net sales, with cost recognition expected to gradually increase during the year from the facility expansion, (ii) interest expense of approximately 1% of sales, (iii) an updated estimated full-year adjusted tax rate of 22.9%, a reduction from the prior estimate of 26% and (iv) diluted weighted-average shares outstanding of 54 million as of December 31, 2023
•
Capital expenditures of between $35 million to $38 million primarily related to our plant expansion

Webcast and Conference Call Details

The Company will host a conference call on Tuesday, August 8, 2023, at 5:00 p.m. (U.S. Eastern Time) to discuss its second quarter 2023 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 888 300 4150 (U.S. and Canada), or +1 646 970 1530 for international callers, approximately 10 minutes prior to the start time. The access code for the live call is 6156220. An audio replay will be available for 7 days following the call. To access the replay, dial +1 800 770 2030 (U.S. and Canada) or +1 647 362 9199 (International). The access code for the replay is 6156220.

About Thorne HealthTech

Thorne HealthTech is a leader in developing innovative solutions for delivering personalized approaches to health and wellness. As a science-driven wellness company that empowers individuals with the support, education, and solutions they need to achieve healthy aging – living healthier longer – Thorne utilizes testing and data to create improved product efficacy and to deliver personalized solutions to consumers, health professionals, and corporations. Predicated on the power of the individual, Thorne leverages artificial intelligence models to provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime. Thorne is the only supplement manufacturer that collaborates with Mayo Clinic on health and wellness research and content, and is trusted by more than five million customers, 47,000+ health-care professionals, thousands of professional athletes, more than 100 professional sports teams, and multiple U.S. National Teams. For more information, visit Thorne.com.

Contacts

Investors:	Media:
Thomas Wilson	media@thorne.com
investors@thorne.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 31, 2023 and Quarterly Report on Form 10-Q, which we plan to file on or about August 9, 2023, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Key Financial and Operating Data

Amounts reported in thousands within this press release are computed based on the amounts in whole dollars. As a result, the sum of the components reported in thousands may not equal the amounts reported in whole dollars due to rounding. Percentage changes presented are calculated from the underlying numbers in whole dollars.

To provide investors with additional information regarding its financial results, the Company has provided certain key financial and operating data metrics in this press release, including annual life-time value (“LTV”), customer acquisition costs (“CAC”), LTV to CAC ratio and number of subscriptions.

We define annual LTV to CAC ratio as LTV from a specific calendar year divided by the CAC of that same year. Annual LTV is defined as the average gross contribution per customer purchasing product on Thorne.com and on Amazon.com via our authorized reseller (“DTC Customer”) within a particular calendar year divided by one less the customer retention rate (“Churn Rate”) during the same period. Average gross contribution is defined as the cumulative revenue from our DTC Customers during a calendar year less the cost of goods divided by the number of purchasing DTC Customers in the same period. To arrive at the annual LTV for a particular calendar year, we divide the average gross contribution by that year’s Churn Rate. Annual CAC is defined as the total advertising and marketing expenses, inclusive of cooperative advertising costs treated as a reduction of net sales, less headcount and associated benefit expenses as well as costs attributed to value-in-kind, product samples, and sponsorships for professional and B2B customers, divided by the number of DTC Customers who placed their first order during that same calendar year. We view the annual LTV to CAC ratio as a key indicator for marketing efficiency.

The Company defines subscriptions as orders resulting from DTC Customers opting into automatic refills or orders that are recurring on Thorne.com and Amazon.com. Subscription programs on both platforms offer automatic ordering, payment and delivery of the products to a customer’s doorstep.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”) in this press release, including: earnings or loss before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense, net and income taxes. EBITDA margin represents EBITDA as a percentage of net sales. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, non-cash lease expense, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge Transaction, guarantee fees, income or loss from equity interests in unconsolidated affiliates and transaction-related costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. The Company calculates adjusted net income or loss, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, non-cash lease expense, change in fair value of warrant liability, income or loss from equity in unconsolidated affiliates, and transaction-related costs and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss. The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income (loss) facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income or loss, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted EPS guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, transaction-related costs, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$17,093,556	$36,024,847
Restricted cash	15,201,129	4,900,000
Accounts receivable, net	25,406,854	14,367,785
Related party receivables	159,528	68,731
Inventories, net	71,685,307	58,643,928
Prepaid expenses and other current assets	5,919,447	2,615,593
Total current assets	135,465,821	116,620,884

Long-term Assets
Property and equipment, net	65,324,802	49,176,844
Operating lease right-of-use assets, net	33,588,576	17,546,240
Finance lease right-of-use assets, net	2,734,096	3,143,592
Intangible assets, net	14,887,063	11,830,249
Goodwill	20,041,040	20,041,040
Investments	1,400,000	1,400,000
Equity-method investments	981,726	942,501
Other related party receivables	—	153,556
Deferred tax assets	6,942,187	7,782,187
Other assets	1,162,138	1,166,928
Total assets	$282,527,449	$229,804,021

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2023	2022
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$40,556,301	$26,997,203
Accrued payroll	4,333,786	3,508,583
Other accrued liabilities	5,795,887	3,563,843
Related party payable	443,670	988,778
Current portion of operating lease liabilities	2,491,641	1,504,433
Current portion of finance lease liabilities	1,742,661	1,660,404
Notes payable	116,368	814,576
Current portion of long-term debt	764,766	523,510
Total current liabilities	56,245,080	39,561,330
Long-term Liabilities
Revolving line of credit	10,000,000	—
Operating lease liabilities, net of current portion	44,372,844	28,430,474
Finance lease liabilities, net of current portion	1,125,607	1,455,011
Long-term debt, net of current portion	14,111,906	12,646,049
Warrant liability	1,416,909	1,059,343
Total liabilities	127,272,346	83,152,207

Stockholders’ Equity
Common stock; par value $0.01, 200,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 53,920,020 and 53,289,685 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	543,714	534,875
Treasury stock	(21,950)	(9,678)
Additional paid-in capital	265,697,111	260,978,339
Accumulated deficit	(112,296,636)	(116,483,976)
Accumulated other comprehensive loss	(85,385)	(29,136)
Total stockholders’ equity —Thorne HealthTech, Inc.	153,836,854	144,990,424
Non-controlling interests	1,418,249	1,661,390
Total stockholders’ equity	155,255,103	146,651,814
Total liabilities and stockholders’ equity	$282,527,449	$229,804,021

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$72,714,600	$54,640,936	$137,952,379	$108,670,636
Cost of sales	32,077,213	24,704,294	63,041,402	49,254,885
Gross profit	40,637,387	29,936,642	74,910,977	59,415,751
Operating expenses:
Research and development	1,506,149	1,743,812	3,278,238	3,711,478
Marketing	10,037,781	15,841,490	18,976,472	20,642,450
Selling, general and administrative	22,470,851	18,504,691	46,048,391	36,433,167
Income (loss) from operations	6,622,606	(6,153,351)	6,607,876	(1,371,344)
Other (expense) income, net:
Interest expense, net	(583,145)	(31,514)	(978,144)	(61,671)
Change in fair value of warrant liability	(19,210)	594,899	(357,566)	528,980
Other income (expense), net	236,787	(13,761)	571,318	44,094
Total other (expense) income, net	(365,568)	549,624	(764,392)	511,403
Income (loss) before income taxes and gain from equity interests in unconsolidated affiliates	6,257,038	(5,603,727)	5,843,484	(859,941)
Income tax expense	2,124,000	174,553	2,153,000	207,098
Net income (loss) before gain from equity interests in unconsolidated affiliates	4,133,038	(5,778,280)	3,690,484	(1,067,039)
Gain from equity interests in unconsolidated affiliates	198,964	11,037	110,030	11,037
Net income (loss)	4,332,002	(5,767,243)	3,800,514	(1,056,002)
Net loss — non-controlling interests	(113,817)	(176,538)	(243,141)	(444,356)
Net income (loss) attributable to Thorne HealthTech, Inc.	$4,445,819	$(5,590,705)	$4,043,655	$(611,646)

Earnings (loss) per share:
Basic	$0.08	$(0.11)	$0.08	$(0.01)
Diluted	$0.08	$(0.11)	$0.08	$(0.01)
Weighted average common shares outstanding:
Basic	53,866,857	52,731,604	53,606,294	52,648,653
Diluted	53,866,857	52,731,604	53,606,294	52,648,653

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net income (loss)	$3,800,514	$(1,056,002)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,250,840	2,865,599
Change in fair value of warrant liability	357,566	(528,980)
Non-cash lease expense	1,719,871	1,852,780
Stock-based compensation	6,621,221	5,151,248
Amortization of debt issuance cost and debt discount	86,362	1,285
Change in allowance for credit losses	5,415	(6,363)
Provision for losses on inventories	266,677	(157,682)
Loss on sale of equipment	27,233	—
Gain from equity interests in unconsolidated affiliates	(110,029)	(11,037)
Write off of related party receivable	154,696	—
Other non-cash	—	(38,628)
Change in operating assets and liabilities
Accounts receivable	(10,900,799)	(5,007,492)
Related party receivables	(91,937)	182,605
Related party payables	(545,108)	(759,905)
Inventories	(13,237,252)	(19,321,200)
Prepaid expenses and other assets	(3,385,426)	1,515,266
Accounts payable and accrued liabilities	19,052,192	9,923,479
Accrued payroll	825,203	—
Other accrued liabilities	1,164,694	—
Operating lease liabilities	224,052	(1,612,862)
Net cash provided by (used in) operating activities	9,285,985	(7,007,889)
Cash Flows from Investing Activities
Purchase of property and equipment	(21,048,631)	(2,226,073)
Acquisition of PreCon Health	(4,000,000)	—
Acquisition of Nutrativa, net of cash acquired	—	(14,862,287)
Purchase of investment in unconsolidated subsidiary	—	(1,000,000)
Purchase of license agreements	(375,000)	(375,000)
Net cash used in investing activities	(25,423,631)	(18,463,360)
Cash Flows from Financing Activities
Proceeds from Revolving Line of Credit	35,000,000	—
Proceeds from long-term debt - equipment financing	564,828	—
Payments on Revolving Line of Credit	(25,000,000)	—
Payment of long-term debt - equipment financing	(342,673)	(243,475)
Payments of notes payable	(698,208)	—
Payments on finance lease	(894,332)	(209,514)
Buyback of management stock	(1,227,230)	—
Debt issuance costs	—	(25,700)
Proceeds from issuance of ownership interest in consolidated subsidiary	—	2,601,806
Stock options exercised	161,348	243,943
Net cash provided by financing activities	7,563,733	2,367,060

Effect of exchange rate changes on cash and restricted cash	(56,249)	(186,200)
Net decrease in cash and restricted cash	(8,630,162)	(23,290,389)
Cash, cash equivalents and restricted cash, beginning of period	40,924,847	56,000,915
Cash, cash equivalents and restricted cash, end of period	$32,294,685	$32,710,526

Thorne HealthTech, Inc.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to Thorne HealthTech, Inc.	$4,445,819	$(5,590,705)	$4,043,655	$(611,646)
Gain from equity interests in unconsolidated affiliates	(113,817)	(176,538)	(243,141)	(444,356)
Net income (loss) before gain from equity interests in unconsolidated affiliates	$4,332,002	$(5,767,243)	$3,800,514	$(1,056,002)

EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$4,332,002	$(5,767,243)	$3,800,514	$(1,056,002)
Net income (loss) margin	6.0%	(10.6)%	2.8%	(1.0)%
Depreciation and amortization	1,689,821	1,523,749	3,250,840	2,865,599
Interest expense, net	583,145	31,514	978,144	61,671
Income tax expense	2,124,000	174,553	2,153,000	207,098
EBITDA	8,728,968	(4,037,427)	10,182,498	2,078,366
EBITDA margin	12.0%	(7.4)%	7.4%	1.9%
Adjustments:
Stock-based compensation	2,873,086	3,141,836	6,621,221	5,151,248
Non-cash lease expense	546,459	107,113	1,037,627	216,017
Change in fair value of warrant liability	19,210	(594,899)	357,566	(528,980)
Gain from equity interests in unconsolidated affiliates	(198,964)	(11,037)	(110,030)	(11,037)
Transaction-related costs	566,038	58,825	566,038	519,236
Adjusted EBITDA	$12,534,797	$(1,335,589)	$18,654,920	$7,424,850
Adjusted EBITDA Margin	17.2%	(2.4)%	13.5%	6.8%

Adjusted Net Income (Loss) Reconciliation
Net income (loss)	4,332,002	(5,767,243)	3,800,514	(1,056,002)
Income tax expense	2,124,000	174,553	2,153,000	207,098
Stock-based compensation	2,873,086	3,141,836	6,621,221	5,151,248
Non-cash lease expense	546,459	107,113	1,037,627	216,017
Change in fair value of warrant liability	19,210	(594,899)	357,566	(528,980)
Gain from equity interests in unconsolidated affiliates	(198,964)	(11,037)	(110,030)	(11,037)
Transaction-related costs	566,038	58,825	566,038	519,236
Adjusted net income (loss) before adjusted tax expense	10,261,831	(2,890,852)	14,425,936	4,497,580
Adjusted income tax expense (benefit)	2,213,659	(289,085)	3,296,326	449,758
Adjusted net income (loss)	$8,048,172	$(2,601,767)	$11,129,610	$4,047,822

Diluted weighted-average shares outstanding	53,866,857	52,731,604	53,606,294	52,648,653
Adjusted diluted earnings (loss) per share	$0.15	$(0.05)	$0.21	$0.08